Rand Acquisition Corp.

                              FOR IMMEDIATE RELEASE

           RAND SHAREHOLDERS APPROVE ACQUISITION OF LOWER LAKES TOWING
                       AND GRAND RIVER NAVIGATION COMPANY

New York, NY - February 28, 2006 - Rand Acquisition Corporation (OTC: RAQC.OB; RAQCW.OB; RAQCU.OB), a specified purpose acquisition company, announced today that Rand shareholders approved the acquisition of privately-held Lower Lakes Towing Ltd. and Grand River Navigation Company, Inc. The vote to approve the acquisition took place today at Rand's special meeting of shareholders. The acquisition is expected to close within one week. Upon completion of the acquisition, Rand will change its name to Rand Logistics Inc.

Under the terms of the acquisition, Rand will purchase all of the stock of Lower Lakes Towing and Grand River for $53.73 million less indebtedness to be refinanced at closing of the acquisition, subject to adjustment. The transaction is being financed through a combination of cash on hand, the private placement of $15.0 million of Rand's newly-created Series A Convertible Preferred Stock and $22.5 million of senior debt financing from an institutional lender. Upon completion of the acquisition, Rand intends to apply to list its common stock, warrants and units of common stock/warrants on The Nasdaq Stock Market.

Laurence S. Levy, Chairman and CEO of Rand, stated, "We are extremely pleased that our shareholders have overwhelmingly approved the acquisition, which we look forward to promptly completing. I believe we are creating a public company with compelling investment characteristics, including a 30% share of the niche Great Lakes River Class bulk freight market, substantial regulatory and asset-oriented barriers to entry, long-standing relationships with an attractive, diversified base of customers, and a well maintained fleet. I look forward to working closely with the skilled management team and Board to continue to grow the Company."

About the Companies

Rand, which was organized to effect a business combination with an operating business, consummated its initial public offering on October 27, 2004 through the sale of 4.6 million units at $6.00 per unit. Each unit was comprised of one share of Rand common stock and two common stock purchase warrants.

Based in Port Dover, Ontario, Lower Lakes Towing, together with its wholly-owned U.S. subsidiary Lower Lakes Transportation Company, is a leading provider of bulk freight shipping services throughout the Great Lakes region. Grand River charters four U.S. flag vessels to Lower Lakes Transportation under long-term time charters. The companies, which began operations in 1994, operate a fleet of seven River Class self-unloading carriers and one integrated self-unloading tug/barge unit representing more than one-third of all River Class vessels servicing the Great Lakes. The companies are the only carriers able to offer

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significant domestic port-to-port services in both Canada and the U.S. on the
Great Lakes. Grand River's vessels operate under the U.S. Jones Act, which dictates that only ships that are built, crewed and owned by U.S. citizens can operate between U.S. ports. Lower Lakes' vessels operate under the auspices of the Canada Marine Act, which requires Canadian commissioned ships to operate between Canadian ports.

Forward-Looking Statements

This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) concerning Rand, Lower Lakes Towing and its subsidiaries and Grand River. Forward looking statements are statements that are not historical facts, but instead statements based upon the current beliefs and expectations of management of Rand, Lower Lakes Towing and Grand River. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from the results included in such forward-looking statements.

CONTACT:                             -OR-     INVESTOR RELATIONS COUNSEL:
Rand Acquisition Corporation                  The Equity Group Inc.
Laurence S. Levy, Chairman & CEO              Loren G. Mortman
212-644-3450                                  (212) 836-9604
                                              Lauren Till
                                              (212) 836-9610, LTill@equityny.com
                                              www.theequitygroup.com